Exhibit 99.1

NEWS
For Immediate Release
FOR FURTHER INFORMATION CONTACT:
Julie A. Boland
Vice President, Chief Financial Officer and Treasurer
Oglebay Norton
216-861-8941

Oglebay Norton Co. To Complete Restructuring Within Chapter 11

Operations continue uninterrupted; Company secures $75 million debtor-in-possession financing; Progress made on financial restructuring plan

CLEVELAND, February 23, 2004 – Oglebay Norton Company (NASDAQ: OGLE) said today that the Company and its wholly owned subsidiaries* have filed voluntary petitions under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

As previously disclosed, the Company has been engaged in discussions with holders of its Senior Subordinated Notes. The Company said that just prior to filing it reached an agreement in principle with a majority of holders of its Senior Subordinated Notes to exchange their notes for equity. The agreement also contemplates having them make an investment of new equity. Further, the Company said it has made substantial progress towards obtaining a new credit facility that would retire its existing bank debt. The Company said it believes these events will enable it to pursue a process to emerge from chapter 11 on an expedited basis.

Oglebay Norton President and Chief Executive Officer Michael D. Lundin said, “For months we have been engaged in discussions to determine the best way to restructure while preserving the greatest value for all stakeholders. We ultimately concluded that it was not possible to adequately restructure our long-term debt outside of court protection. Filing for chapter 11 became the only viable option to complete the restructuring plan and preserve the value of the businesses.”

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Oglebay Norton Co. to Complete Restructuring . . . / p. 2

He added, “We intend to continue operations without interruption and fulfill our commitments to our employees, retirees and customers during the reorganization process. Our goal is to emerge from court protection as rapidly as possible with a new capital structure that will enable us to move forward on our strategic plan for the Company.”

The Company also announced that it is seeking immediate interim bankruptcy court approval of a $75 million debtor-in-possession (DIP) credit facility from a syndicate led by Silver Point Finance. The syndicate also includes other members of the Company’s pre-petition bank group. The DIP facility, together with funds from operations, is expected to provide the liquidity necessary to enable the Company to meet its obligations to its suppliers, customers and employees during the chapter 11 reorganization process.

While the Company is in chapter 11, investments in its securities will be highly speculative. Shares of the Company’s common stock will likely have little or no value, and it is anticipated that Company shares may be delisted from trading on the NASDAQ National Market.

Strategic operating plan in place

Lundin said the Company intends to continue to pursue the strategic operating plan it put in place over the last two years but has been unable to execute fully due to the financial issues it has faced.

“The strategic operating plan is based on our core competencies of extracting, processing and providing minerals,” Lundin said. “As we have said before, our plan is to expand our current markets and develop new ones for our limestone and fillers groups while maximizing the profitability of our sand, lime and marine units. We are confident in our ability to implement this strategy and return Oglebay Norton to sustained profitable growth.”

Commenting on previously announced plans to sell the Company’s mica and lime operations, Lundin said management is in active discussions to sell the mica operations. However, he said the Company has chosen to cease its efforts to sell its lime operations as nearly all of the potential new equity investors and new lenders have indicated that they want the Company to retain the lime business.

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Factors leading to the filing

Beginning in 1998, Oglebay Norton incurred significant debt in connection with a series of acquisitions. These acquisitions, which transitioned Oglebay Norton into a diversified industrial minerals company, also resulted in a highly leveraged balance sheet. When the U.S. economy slipped into recession in 2001, the debt became an increasing financial burden. Over the past three years, the Company has been impacted particularly by the decline of the nation’s integrated steel industry, rising energy costs and adverse market conditions in commercial and residential building materials. Together, these factors resulted in decreased demand for limestone and mica from the Company’s quarries and for the services of its Great Lakes fleet.

Despite ongoing efforts to cut costs, the Company suffered operating losses of $18.8 million in 2001, $6.6 million in 2002, and $31 million in 2003. The continuing losses aggravated the already significant debt load. As of December 31, 2003, the Company had approximately $422 million in outstanding funded debt on 2003 sales and operating revenues of $404 million.

“We had hoped to achieve an out-of-court financial restructuring, but even with the best efforts of all parties, that proved impossible to do,” said Lundin. “We now must complete the process under court protection.

“It is important to remember that we have solid businesses, longstanding customer relationships, and high-quality, proven long-life reserves. We compete in markets where we have attractive opportunities and limited competition. We have a strategic marketing vision, focus and plan that complement our restructuring efforts. We understand our businesses and their cycles. We have structured our sales force to match our people’s skills with our business objectives. With the support of our customers, suppliers, lenders and employees, we are committed to repositioning a reorganized Oglebay Norton in the marketplace and returning it to sustained profitability.”

Additional information about the filing for creditors and other parties will be available through a link on the Company website, www.oglebaynorton.com.

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Oglebay Norton Company, a Cleveland, Ohio-based company, provides essential minerals and aggregates to a broad range of markets, from building materials and home improvement to the environmental, energy and metallurgical industries. The Company has approximately 1,770 full-time and part-time hourly and salaried employees in 13 states.

* The Oglebay Norton Company wholly owned subsidiaries that have filed voluntary petitions under chapter 11 of the U.S. Bankruptcy Code are:

ONCO Investment Company; Oglebay Norton Company; Erie Navigation Company; Erie Sand Steamship Company; Erie Sand and Gravel Company; GS Lime Company; GS PC, Inc.; Global Stone Chemstone Corporation; Global Stone Corporation; Global Stone Filler Products, Inc.; Global Stone James River, Inc.; Global Stone Management Company; Global Stone PenRoc, LP; Global Stone Portage, LLC; Global Stone St. Clair, Inc.; Global Stone Tenn Luttrell Company; Michigan Limestone Operations, Inc.; Mountfort Terminal Ltd.; ON Marine Services Company; ONMS Management Company, LLC; ONTEX, Inc.; Oglebay Norton Engineered Materials, Inc.; Oglebay Norton Industrial Sands, Inc.; Oglebay Norton Management Company; Oglebay Norton Marine Management Company, L.L.C.; Oglebay Norton Marine Services Company, L.L.C.; Oglebay Norton Minerals, Inc.; Oglebay Norton Specialty Minerals, Inc.; Oglebay Norton Terminals, Inc.; On Coast Petroleum Company; Onco WVA, Inc.; Saginaw Mining Company; Texas Mining, LP.

Safe Harbor

Certain statements contained in this release are “forward-looking” in that they reflect management’s expectations and beliefs regarding the future performance of the Company and its operating segments. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements. The outcome of the chapter 11 restructuring case is uncertain and subject to substantial risk. There can be no assurance that the Company will be successful in achieving its financial reorganization. Weather, particularly in the Great Lakes region, water levels, energy, fuel and oil prices, steel production, changes in the demand for the Company’s products due to changes in technology, Great Lakes and Mid-Atlantic construction activity, the California economy and population growth rates in the Southwestern United States, the outcome of negotiations of labor agreements, the loss or bankruptcy of major customers or insurers, changes in environmental law, and changes in asbestos or silica product liability litigation filed in the United States and determinations by a court or jury against the Company’s interest all can impact revenues and earnings. Some of our customers have filed for reorganization under chapter 11 of the U.S. Bankruptcy Code. Please refer to the Company’s current and subsequent SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

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